Exhibit 1.1

The attached Bylaws do not include the amendment to the Bank’s Bylaws approved by the Ordinary and Extraordinary Stockholders’ Meeting held on April 30, 2003, in which the stockholders voted to exclude the company from the “Statutory Optional System of Public Offering with Mandatory Acquisition”, as provided in Section 24 of Decree 677/01.

Such amendment is in the process of being incorporated in the bylaws according to Argentine Law.

REORDENAMIENTO DEL ESTATUTO SOCIAL: de “BBVA BANCO FRANCÉS S.A.”. ----------------------------------------------------------------------------------------------------------------------------------ESCRITURA NUMERO: TRESCIENTOS OCHENTA Y CINCO.---------------------------

En la ciudad de Buenos Aires, a los tres días del mes de abril del año dos mil uno, ante mí, Escribano Autorizante, Pablo Emilio HOMPS, Titular del Registro 77, comparecen Antonio MARTINEZ JORQUERA LLOVERAS, quien manifiesta ser casado, y me exhibe el Documento Nacional de Identidad número 93.709.139 y Evelina Leoni SARRAILH, quien manifiesta ser soltera, y me exhibe el Documento Nacional de Identidad número 10.487.591, ambos mayores de edad, de este vecindario, hábiles y de mi conocimiento, doy fe, así como que concurren a este acto, el primero en nombre y representación y en su calidad de Vicepresidente Primero con uso de la firma social de “BBVA BANCO FRANCES S.A.”, haciéndolo la segunda en su calidad de Apoderada de la mencionada sociedad, personerías que se acreditarán al final de la presente escritura. Y los comparecientes, en el carácter invocado, dicen: Que vienen por la presente a reordenar el Estatuto de la sociedad que representan, el que en el futuro será del siguiente tenor: “CAPÍTULO I—Denominación—Duración y Objeto—ARTÍCULO 1º: Denominación y domicilio: Bajo la denominación “BBVA BANCO FRANCÉS S.A.”, continuará funcionando la sociedad anónima que se constituyera bajo el nombre “Banco Francés S.A.”. La sociedad tiene su domicilio legal en la jurisdicción de la ciudad de Buenos Aires, y domicilios especiales en las filiales existentes o que se establezcan en el futuro, tanto en la República Argentina como en el extranjero, de acuerdo con la legislación vigente para entidades financieras. ARTÍCULO 2º: Duración: El término de duración de la sociedad es hasta el 31 de Diciembre del año 2080. Este plazo puede ser prorrogado por la Asamblea Extraordinaria de Accionistas. ARTÍCULO 3º: Objeto: El Banco Francés del Río de la Plata es una sociedad anónima que, con ajuste a la legislación vigente para entidades financieras, tiene por objeto realizar, dentro o fuera del país, las operaciones propias de un banco comercial, actuando en la intermediación entre la demanda y la oferta pública de recursos financieros.- Son operaciones autorizadas: a) Recibir depósitos a la vista y a plazos; b) Conceder créditos a corto plazo de pago íntegro y otros amortizables; c) Descontar, comprar y vender letras, pagarés, prendas, cheques, giros y otros documentos negociables; d) Otorgar avales, fianzas u otras garantías; aceptar letras, giros y otras libranzas transferir fondos y emitir y aceptar cartas de crédito; e) Otorgar anticipos sobre créditos provenientes de ventas, adquirirlos, asumir sus riesgos, gestionar su cobro y prestar asistencia técnica y administrativa; f) Realizar inversiones en títulos públicos; g) Efectuar inversiones de carácter transitorio en colocaciones fácilmente liquidables; h) Realizar inversiones en nuevas emisiones de acciones u obligaciones, conforme a la reglamentación que se establezca; i) Recibir valores en custodia y prestar otros servicios afines a su actividad; j) Gestionar por cuenta ajena la compra y venta de valores mobiliarios y actuar como agente pagador de dividendos, amortizaciones, e intereses, como así también operar como agente de mercado abierto de títulos valores; k) Realizar operaciones en moneda extranjera; l) Cumplir mandatos y comisiones conexos con sus operaciones; m) Recibir depósitos de participación en préstamos hipotecarios y en cuentas especiales; n) Emitir obligaciones hipotecarias; o) Conceder créditos para la adquisición, construcción, ampliación, reforma, refacción y conservación de inmuebles urbanos o rurales y la sustitución de gravámenes hipotecarios constituídos con igual destino; p) Obtener créditos del exterior y actuar como intermediarios de créditos obtenidos en moneda nacional o extranjera; q) Emitir obligaciones negociables y r) Realizar todas las operaciones activas, pasivas y de servicios que no le sean prohibidas por la Ley de Entidades Financieras. A tal fin la sociedad tiene plena capacidad jurídica para adquirir derechos, contraer obligaciones y ejercer los actos que no sean prohibidos por las leyes o por éste estatuto .- CAPÍTULOII—Capital Social—Acciones—ARTÍCULO 4º: Capital Social: El capital social -así como su evolución durante los tres últimos ejercicios sociales- figurará en los estados contables, según lo establecen las normas de aplicación. Podrá estar representado por acciones ordinarias, al portador o nominativas, endosables o no, carturales o escriturales, conforme lo prescriban las disposiciones vigentes, de $ 1 (un peso) valor nominal cada una y con derecho a un voto por acción. ARTÍCULO 5º: Aumento de capital: El capital social puede ser aumentado por decisión de la Asamblea Ordinaria en las condiciones del artículo 188, segunda parte, de la Ley de Sociedades Comerciales, ya sea mediante la emisión de acciones ordinarias, de acciones preferidas y/o de acciones de participación. Las preferidas tendrán derechos a un dividendo de pago preferente, de carácter acumulativo o no, conforme a las condiciones de su emisión. Podrá también fijárseles una participación adicional en las ganancias líquidas y realizadas; reconocérseles o no la prelación en el reembolso del capital en la liquidación social, y carecen de voto, salvo lo dispuesto en el artículo 217 de la Ley de Sociedades Comerciales. Las acciones de participación carecen de voto y tendrán una preferencia patrimonial sobre las acciones ordinarias, consistente en una antelación para el reintegro de su valor nominal en caso de liquidación. La Asamblea que resuelva el aumento debe establecer las características de las acciones a emitirse, así como también fijará las demás condiciones de colocación y plazos de integración. Las nuevas acciones sólo podrán emitirse cuando las anteriores hayan sido suscriptas.- ARTÍCULO 6º: Suscripción de Acciones: Las acciones ordinarias otorgan a sus titulares derecho preferente a la suscripción de nuevas acciones en proporción a las que posean, respecto del capital social. También otorgan el derecho de acrecer en proporción a las acciones que hayan suscripto en cada oportunidad. El ofrecimiento, plazo y condiciones de ejercicio del derecho de opción se rige por lo dispuesto en el artículo 194 de la Ley de Sociedades Comerciales.- ARTÍCULO 7º: Mora en la integración: La mora en la integración de las acciones suscriptas se producirá por el mero vencimiento del plazo y a falta de éste, el aporte será exigible desde la fecha de inscripción del aumento. El accionista no podrá ejercer los derechos inherentes a sus acciones en mora. En este supuesto, el Directorio queda facultado para disponer la venta del certificado provisional por medio de agente de bolsa. Si la venta no fuera posible o conveniente, a juicio del Directorio, éste podrá disponer la caducidad del certificado del suscriptor moroso, previa intimación a integrar en un término no mayor de diez días corridos, con pérdidas de las sumas abonadas.- ARTÍCULO 8º: Acciones con derecho a voto. Su transmisión: Las acciones con derecho a voto serán nominativas -endosables o no- o escriturales. La transmisión de las acciones nominativas o escriturales y de los derechos reales que las graven, debe notificarse por escrito a la sociedad o entidad que lleve el registro e inscribirse en el libro o cuenta pertinente. Surte efectos contra la sociedad y terceros desde su inscripción.- ARTÍCULO 9º: Acciones. Formalidades. Menciones: Las acciones y los certificados provisionales que se emitan, contendrán las formalidades y menciones del Art. 211 de la Ley Nº19.550. Se pueden emitir títulos representativos de más de una acción. Los títulos y las acciones que representen serán numerados en forma correlativa y deberán ser suscriptos por un Director y un Síndico, con firma autógrafa, que podrá reemplazarse por facsímil, conforme lo dispone el art. 212 de la Ley de Sociedades Comerciales y sus normas complementarias. CAPÍTULO III- Administración y Representación. ARTÍCULO 10º: Administración y Representación: La administración de la sociedad está a cargo de un Directorio compuesto del número de miembros que fije la Asamblea entre un mínimo de tres y un máximo de nueve, con mandato por tres años, siendo reelegibles. La Asamblea puede designar suplentes en igual o menor número que los titulares y por el mismo plazo a fin de llenar las vacantes que se produjeran. La Asamblea establecerá el orden de incorporación de los suplentes o la modalidad en que éstos habrán de reemplazar a los titulares. El Directorio podrá designar un Gerente General, Director o no, revocable libremente, en quien puede delegar las funciones ejecutivas de la administración conforme lo establecido en el artículo 270 de la Ley número 19.550 de Sociedades Comerciales. ARTÍCULO 11º: Directores. Garantía: En garantía del desempeño de su cargo, los Directores deberán caucionar en favor de la sociedad, por el término de su mandato, dinero en efectivo, acciones cotizables o títulos públicos, por valor de $ 100 (cien pesos) como mínimo. También deberán constituir domicilio especial en la Republica. ARTÍCULO 12º: Autoridades del Directorio. Los Directores, en su primera sesión, deben designar un Presidente, un Vicepresidente primero y un Vicepresidente segundo, El Vicepresidente primero o el Vicepresidente segundo reemplazarán al Presidente en caso de renuncia, ausencia o impedimento. Sin perjuicio de lo anterior el Vicepresidente segundo reemplazará al Presidente en caso de renuncia, ausencia o impedimento del Vicepresidente primero. ARTÍCULO 13º: Reuniones del directorio: El directorio sesionará por lo menos una vez al mes con la presencia no inferior a la mayoría absoluta de sus miembros y resuelve por mayoría de votos presentes, teniendo el Presidente o quien lo reemplace, doble voto en caso de empate. Sin perjuicio de las reuniones ordinarias mensuales, cualquier miembro del Directorio podrá requerir una reunión extraordinaria, en cuyo caso el Presidente efectuará la correspondiente convocatoria, fijando la reunión dentro del quinto día de recibido el pedido. En su defecto podrá convocarla cualquiera de los Directores. La convocatoria deberá indicar los temas a tratar. Las resoluciones se harán constar en un libro de actas que suscribirán los Directores y Síndicos presentes. Las reuniones de Directorio podrán celebrarse por video-conferencia. ARTÍCULO 14º: Representación de los directores: Si existiese el quórum requerido por el artículo anterior, los directores ausentes pueden hacerse representar, al solo efecto de la emisión del voto, por otro director, otorgándole carta-poder especial. Su responsabilidad será la de los directores presentes. ARTÍCULO 15º: Facultades del directorio: El directorio está investido de las más amplias facultades para la administración de la sociedad y disposición de los bienes sociales, incluso aquellas para las cuales la ley requiere poderes especiales conforme al artículo 1881 del Código Civil y artículo 9º del Decreto-Ley 5965/63. Puede en consecuencia, celebrar en nombre de la sociedad, actos jurídicos que tiendan al cumplimiento del objeto social, entre ellos, siendo la siguiente enumeración enunciativa y no limitativa: a) Ejercer la dirección y administración de la sociedad; b) Ejercer la representación legal de la sociedad por intermedio de su Presidente o de sus sustitutos; c) Nombrar y remover gerentes, subgerentes y resolver todo lo pertinente al personal y régimen administrativo, dictando las normas y reglamentos que considere pertinentes; d) Resolver la apertura o cierre de filiales, o cualquier otro tipo de representación en el país o en el extranjero; e) Conferir poderes especiales o generales, con o sin cláusula de sustitución y revocarlos; f) Representar a la sociedd en asuntos litigiosos, con facultad de transigir, comprometer en árbitros y renunciar al derecho de apelar; g) Vender, comprar, permutar bienes muebles e inmuebles, celebrar contratos de locación, cobrar y percibir todo lo que se adeude a la sociedad; h) Efectuar operaciones con el Banco Central de la República Argentina, Banco de la Nación Argentina; Banco Nacional de Desarrollo, Banco Hipotecario Nacional; Banco de la Provincia de Buenos Aires, y cualquier otra entidad financiera oficial o privada, nacional o extranjera; i) Aceptar mandatos, representaciones y comisiones; j) Otorgar avales, fianzas y garantías; k) Convocar a Asambleas generales ordinarias y extraordinarias en los casos previstos por la legislación vigente; l) Presentar anualmente a la Asamblea Ordinaria los estados contables de ejercicio y toda otra medida relativa a su gestión. ARTÍCULO 16º: Representación legal: La representación legal de la sociedad corresponde al Presidente del Directorio o, en caso de renuncia, ausencia o impedimento de éste, al Vicepresidente primero o al Vicepresidente segundo o a dos Directores designados por el Directorio. Para absolver posiciones en juicio, el Directorio puede designar a uno o más apoderados para que invistan esa representación legal. ARTÍCULO 17º: Comité Ejecutivo: El Directorio podrá constituir un Comité Ejecutivo integrado por tres

Directores que se reunirán por lo menos una vez al mes con la presencia de la mayoría de sus miembros y resolverá por mayoría de votos presentes. Tendrá a su cargo, entre otras, las siguientes funciones: a) La determinación de los lineamientos estratégicos y la definición de las políticas generales de la sociedad; b) Ejecución de los acuerdos del Directorio; c) Elaboración de la documentación y de los informes necesarios para que el Directorio adopte las resoluciones que fueren de competencia exclusiva del Directorio; d) Sancionar los presupuestos de gastos e inversiones y autorizar los imprevistos que fueren necesarios; e) Controlar la gestión general, la contabilidad y la documentación de la sociedad; f) Supervisar las diversas áreas de la sociedad y promover el ejercicio de inspecciones y auditorías internas o externas en todas o en cada una de las áreas de actuación de la sociedad; g) Elaborar proyectos de toda índole. h) Intervenir en las tratativas y en la celebración de los contratos propios del giro de la sociedad cuya supervisión le ha sido atribuida; i) Realizar todo género de operaciones de depósitos y de crédito con los Bancos oficiales, mixtos o privados y cualquier otra institución de crédito oficial o privada del país y/o del exterior; j) Nombrar y separar a los empleados de la sociedad, fijando el salario y las gratificaciones de los empleados; k) Recibir depósitos en cuentas corrientes, a plazo fijo, en caja de ahorro y en cualquier otra forma que se determine; tomar dinero a interés, acordar toda clase de préstamos fijando los intereses y tasas de descuento; l) Aceptar mandatos, tanto de carácter comercial como civil, y ejercer la representación de terceros; m) Tomar la administración de propiedades y de bienes en general, por cuenta de terceros; n) Realizar toda clase de operaciones en moneda extranjera o nacional, vinculadas o no con el comercio de importación y exportación, con las seguridades y garantías que estime necesarias; ñ) Efectuar redescuentos de documentos comerciales de cualquier índole, o) Comprar, vender y guardar títulos y valores de cualquier clase, por cuenta propia o de terceros, cobrando y percibiendo los dividendos respectivos; p) Recibir bienes inmuebles o muebles y semovientes en hipoteca o prenda, en garantía de deudas existentes o de créditos que acuerde o como refuerzo de garantía por cuenta propia o de terceros. Podrá también comprar inmuebles y aceptar daciones en pago, ya sea para facilitar la realización o liquidación de operaciones o cuentas pendientes; q) Tomar y dar en locación toda clase de bienes, constituir, aceptar y cancelar gravámenes; r) Efectuar en general, con las más amplias facultades para proceder en nombre de la sociedad, toda operación o negocio lícito, dentro de lo que constituye la actividad bancaria; s) Ejercer todas las funciones que le fueren delegadas por el Directorio. La enumeración precedente es meramente enunciativa y no limitativa atento a que el Comité Ejecutivo estará facultado para llevar a cabo todos los demas actos que correspondan a la gestión de los negocios ordinarios de la sociedad. El Comité Ejecutivo, periódicamente, dará cuenta de su gestión al Directorio. El funcionamiento y las atribuciones del Comité Ejecutivo serán fijados por el Directorio, dictándose al efecto un reglamento interno. ARTÍCULO 18º: Remuneración del directorio: Anualmente el Directorio percibirá la remuneración que sea fijada por la Asamblea de accionistas, con las limitaciones establecidas por el art. 261 de la Ley de Sociedades Comerciales. ARTÍCULO 19º: Comisiones especiales o funciones técnico-administrativas: Cuando el ejercicio de comisiones especiales o de funciones técnico-administrativas por parte de uno o más Directores frente a lo reducido o inexistencia de ganancias imponga la necesidad de exceder los límites del artículo 261 de la Ley de Sociedades Comerciales, sólo podrán hacerse efectivas tales remuneraciones en exceso si fuesen expresamente acordadas por la asamblea de accionistas, a cuyo efecto deberá incluirse el asunto como uno de los puntos del órden del día. CAPÍTULOIV- Fiscalización. ARTÍCULO 20º: Comisión Fiscalizadora: La fiscalización de la sociedad está a cargo de tres síndicos titulares, designados anualmente por la Asamblea General Ordinaria, la cual debe también elegir igual número de suplentes por el mismo

término. La Asamblea fija la remuneración de los miembros de la Comisión Fiscalizadora. ARTÍCULO 21º: Atribuciones y deberes: Son atribuciones y debéres de los miembros de la Comisión Fiscalizadora los determinados en la Ley de Sociedades Comerciales, y específicamente: 1) Fiscalizar la administración de la sociedad, a cuyo efecto examinará los libros y documentación siempre que lo juzgue conveniente, y por lo menos una vez cada tres meses; 2) Verificar en igual forma y periodicidad las disponibilidades y títulos valores, así como las obligaciones y su cumplimiento; igualmente puede solicitar la confección de balances de comprobación; 3) Asistir con voz, pero sin voto, a las reuniones del Directorio, del Comité Ejecutivo y de la Asamblea, a todas las cuales debe ser citado; 4) Controlar la constitución y subsistencia de la garantía de los Directores y recabar las medidas necesarias para corregir cualquier irregularidad; 5) Presentar a la Asamblea Ordinaria un informe escrito y fundado sobre la situación económica y financiera de la sociedad, dictaminando sobre la memoria, inventario, balance y estado de resultados; 6) Suministrar a accionistas que representen no menos del dos por ciento del capital, en cualquier momento que éstos se lo requieran por escrito, información sobre las materias que son de su competencia; 7) Convocar a Asamblea Extraordinaria, cuando lo juzgue necesario, y a Asamblea Ordinaria o a Asambleas especiales, cuando omitiera hacerlo el Directorio; 8) Hacer incluir en el órden del día de la Asamblea, los puntos que considere procedentes; 9) Vigilar que los órganos sociales den debido cumplimiento a la ley, estatuto, reglamento y decisiones asamblearias; 10) Fiscalizar la liquidación de la sociedad; 11) Investigar las denuncias que le formulen por escrito accionistas que representen no menos del dos por ciento del capital, mencionarlas en informe verbal a la Asamblea y efectuar acerca de ellas las consideraciones y proposiciones que corresponda. Convocar de inmediato a Asamblea para que resuelva al respecto, cuando la situación investigada no reciba del Directorio el tratamiento que conceptúe adecuado y juzgue necesario actuar con urgencia. Los derechos de información e investigación administrativa pueden ejercerse individualmente por cada uno de los miembros de la Comisión Fiscalizadora. ARTÍCULO 22º: Reuniones y resoluciones: La Comisión Fiscalizadora sesionará en forma ordinaria al menos una vez por trimestre y además en forma extraordinaria, a requerimiento de cualquiera de sus miembros, o por pedido expreso del Directorio. Sesionará y adoptará sus resoluciones, con la presencia y el voto favorable de por lo menos dos de sus miembros. Las resoluciones se harán constar en un libro de actas que se llevará al efecto.- CAPÍTULOV- Asambleas. ARTÍCULO 23º: Convocatoria: Las Asambleas Ordinarias y Extraordinarias serán convocadas por el Directorio o por la Comisión Fiscalizadora en los casos previstos por la Ley o cuando lo juzguen necesario o, finalmente, cuando sean requeridas por accionistas que representen por lo menos el cinco por ciento del capital social, conforme lo establece el art. 236 de la Ley de Sociedades Comerciales. ARTÍCULO 24º: Publicaciones: Las Asambleas serán convocadas por publicaciones durante cinco días, con diez de anticipación por lo menos, y no más de treinta, en el diario de publicaciones legales y en uno de los diarios de mayor circulación general en la República. Deberá mencionarse el carácter de la Asamblea, fecha, hora y lugar de reunión, órden del día y los recaudos especiales exigidos por el estatuto para la concurrencia de los accionistas. ARTÍCULO 25º: Segunda convocatoria: La Asamblea Ordinaria en segunda convocatoria por haber fracasado la primera, podrá celebrarse el mismo día con un intervalo no inferior a una hora de la fijada para la primera, conforme lo autoriza el artículo número 237, segunda parte, de la Ley de Sociedades Comerciales. La Asamblea Extraordinaria en segunda convocatoria por haber fracasado la primera, deberá celebrarse dentro de los 30 días siguientes y las publicaciones se efectuarán por tres días, con ocho de anticipación como mínimo. ARTÍCULO 26º: Asistencia y Representación: Para tener derecho de asistir y votar en las Asambleas, los accionistas deben depositar en la sociedad, según sea el caso, sus acciones o un certificado de depósito o constancia de las cuentas de acciones escriturales librado al efecto por un Banco, Caja de Valores u otra institución autorizada, para su inscripción en el libro de asistencia, con no menos de tres (3) días hábiles de anticipación a la fecha fijada para la celebración de la Asamblea. Los titulares de acciones nominativas o escriturales cuyo registro sea llevado por la sociedad bastará con que cursen comunicación a la sociedad para que se los inscriba en el libro de asistencia con no menos de tres (3) días hábiles de antelación al de la fecha fijada para la celebración de la Asamblea. La sociedad les entregará los comprobantes que servirán para la admisión a la Asamblea. El accionista tiene derecho a hacerse representar en la asamblea mediante el otorgamiento de un mandato en instrumento público o privado. En este último caso, la firma del mandante debe encontrarse certificada en forma judicial, notarial o bancaria. No pueden ser mandatarios los Directores, Síndicos, Gerentes y demás empleados de la sociedad. ARTÍCULO 27º: Quórum y decisiones: Las Asambleas serán presididas por el Presidente del Directorio o su reemplazante, y en su defecto, por la persona que designe la Asamblea a tal efecto. La constitución de la Asamblea Ordinaria en primera convocatoria, requiere la presencia de accionistas que representen la mayoría de las acciones con derecho a voto. En la segunda convocatoria, la Asamblea se considerará constituída cualquiera sea el número de las acciones presentes. La Asamblea Extraordinaria se reúne en primera convocatoria con la presencia de accionistas que representen el sesenta por ciento de las acciones con derecho a voto. En la segunda convocatoria se requiere la concurrencia de accionistas que representen el treinta por ciento de las acciones con derecho a voto. En todos los casos, las resoluciones serán tomadas por mayoría absoluta de los votos presentes que puedan emitirse en la respectiva decisión. ARTÍCULO 28º: Cuarto intermedio: Las Asambleas podrán pasar a cuarto intermedio por una vez, debiendo reanudarse la sesión dentro de los treinta días siguientes, sin necesidad de nueva convocatoria. Sólo podrán participar en la segunda reunión los accionistas que cumplieron con lo dispuesto en el artículo 26 del presente, y se confeccionarán actas separadas de cada reunión. ARTÍCULO 29º: Actas de Asamblea: De las deliberaciones de las Asambleas se dejará constancia en acta, que deberá labrarse en libro especial. Todas las actas serán firmadas dentro de los cinco días de finalizada la Asamblea, por el Presidente y por los dos accionistas que la Asamblea designe a tal efecto, debiendo constar un resumen de las manifestaciones vertidas durante la deliberación, las formas de las votaciones y su resultado, con expresión completa de las decisiones.- CAPÍTULOVI—Ejercicio social. ARTÍCULO 30º: Iniciación y cierre:A partir del 1º de enero de 1999, inclusive, el ejercicio social será del primero de enero de cada año al 31 de diciembre de ese mismo año. A esa fecha se confeccionarán los estados contables conforme a las disposiciones en vigencia y normas técnicas en la materia. La Asamblea puede modificar la fecha de cierre del ejercicio, inscribiendo la resolución pertinente en el Registro Público de Comercio y comunicándola a la autoridad de control. Las ganancias realizadas y líquidas se destinan: a) El porcentaje que se determine, conforme a las disposiciones legales vigentes para las entidades financieras, al Fondo de Reserva Legal; b) La cantidad que la Asamblea determine, como remuneración del Directorio y de la Comisión Fiscalizadora; c) A dividendo de las acciones preferidas, debiendo abonarse con prioridad los impagos; d) La cantidad que la Asamblea determine, hasta un máximo del 1%, para Fondo de Auxilio a los empleados o sus familias o para otro destino que tenga relación con el personal y en la forma reglamentada por el Directorio; e) El saldo, en todo o en parte, a participación adicional de las acciones preferidas y a dividendos de las acciones ordinarias, o a fondos de reserva facultativos o de previsión o a cuenta nueva o al destino que determine la Asamblea. Los dividendos deben ser pagados en proporción a las respectivas integraciones, en los plazos establecidos por los organismos de control. Los dividendos en efectivo

o en acciones, no retirados ni reclamados dentro de los tres años, contados desde la fecha en que fueron puestos a disposición de los accionistas, caducan automáticamente en favor del Fondo de Reserva Legal. CAPÍTULOVII-Liquidación. ARTÍCULO 31º: Liquidación: En caso de disolución, la sociedad deberá comunicarlo al Banco Central de la República Argentina, a fin de que éste resuelva si se hará cargo de los procedimientos de liquidación. Si la mencionada autoridad de control decidiera no hacerse cargo de dichos procedimientos, la Asamblea designará una Comisión Liquidadora, y establecerá la remuneración de la misma. La Comisión debe efectuar la liquidación, bajo la supervisión de la Comisión Fiscalizadora, de la siguiente manera: dentro de los treinta días de asumido el cargo se confeccionará un inventario y balance del patrimonio social, que se pondrá a disposición de los socios. Asimismo, la Comisión Liquidadora informará a la Comisión Fiscalizadora trimestralmente, sobre el estado de la liquidación. Extinguido el pasivo social, incluídos los gastos de liquidación de la sociedad, los liquidadores -en caso de existir remanente- confeccionarán el balance final y el proyecto de distribución; reembolsarán proporcionalmente las partes del capital y, el excedente se distribuirá en proporción a la participación de cada accionista en el capital social. El balance final y el proyecto de distribución efectuados, se inscribirán en el Registro Público de Comercio.”. YO EL AUTORIZANTE HAGO CONSTAR: Que el texto ordenado del estatuto social de “BBVA BANCO FRANCÉS S.A.”, surge de los instrumentos que a continuación se relacionan, que he tenido a la vista, doy fe y son los siguientes: a) De la escritura de reforma y adecuación del estatuto social, otorgada bajo el número 26 del 7 de enero de 1977, pasada al folio 55, y su complementaria otorgada bajo el número 377 del 28 de febrero de 1977, pasada al folio 811, ambas del registro 15 de esta ciudad, por ante el escribano José Clemente Alonso, inscriptas conjuntamente en el Registro Público de Comercio bajo el número 2419 del Libro 86, Tomo “A”, año 1997 de Estatutos de Sociedades Anónimas; surgiendo de las mismas que el estatuto de la sociedad con la denominación de “Banco Francés del Rio de la Plata S.A.” fue aprobado por el Poder Ejecutivo Nacional por Decreto del 20 de noviembre de 1886 así como las protocolizaciones de sus posteriores reformas. b) De la escritura de reforma del estatuto social, otorgada bajo el número 1919 del 20 de septiembre de 1977, pasada al folio 4717 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 558 del Libro 86, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. c) De la escritura de aumento de capital, otorgada bajo el número 1922 del 20 de septiembre de 1977, pasada al folio 4744 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio el 7 de Octubre de 1977 bajo el número 3466 del Libro 86, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. d) De la escritura de aumento de capital y reforma del estatuto social, otorgada bajo el número 1928 del 13 de septiembre de 1978, pasada al folio 4900 del registro y escribano precedentemente citados, la que se inscribió en el Registro Público de Comercio el 19 de Octubre de 1978 bajo el número 146 del Libro 88, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. e) De la escritura de aumento de capital y emisión de acciones, otorgada bajo el número 1724 del 8 de noviembre de 1979, pasada al folio 5385 del registro 15 de esta ciudad, por ante el escribano Manuel Alonso, inscripta en el Registro Público de Comercio bajo el número 4199 del Libro 90, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. f) De la escritura de reforma de estatuto social, otorgada bajo el número 1827 del 8 de septiembre de 1980, pasada al folio 3687 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 1930 del Libro 97, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. g) De la escritura de aumento de capital y reforma del estatuto social, otorgada bajo el número 1307 del 1º de octubre de 1981, pasada al folio 3881 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número

6268 del Libro 96, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. h) De la escritura de aumento de capital, otorgada bajo el número 1429 del 6 de octubre de 1982, pasada al folio 4199 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 8171 del Libro 97, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. i) De la escritura de aumento de capital, otorgada bajo el número 1547 del 4 de noviembre de 1983, pasada al folio 4697 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 2007 del Libro 99, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. j) De la escritura de reforma de estatuto social, otorgada bajo el número 792 del 3 de julio de 1984, pasada al folio 2426 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 5372 del Libro 99, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. k) De la escritura de aumento de capital, otorgada bajo el número 1383 del 8 de noviembre de 1984, pasada al folio 4356 y su complementaria otorgada bajo el número 1450, pasada al folio 4543, ambas del registro y escribano precedentemente citados, inscriptas conjuntamente en el Registro Público de Comercio bajo el número 2369 del Libro 100, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. l) De la escritura de Aumento de Capital y reforma del estatuto social, otorgada bajo el número 1713 del 11 de septiembre de 1985, pasada al folio 3350 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 663 del Libro 101, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. ll) De la escritura de aumento de capital y reforma de estatuto social, otorgada bajo el número 1438 del 21 de octubre de 1986, pasada al folio 4427 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 820 del Libro 103, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. m) De la escritura de aumento de capital, otorgada bajo el

número 2192 del 11 de noviembre de 1987, pasada al folio 7009 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 1163 del Libro 104, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. n) De la escritura de aumento de capital, otorgada bajo el número 1429 del 21 de septiembre de 1988, pasada al folio 4876 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 48 del Libro 106, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. ñ) De la escritura de aumento de capital, otorgada bajo el número 1921 del 31 de octubre de 1989, pasada al folio 5963 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio bajo el número 2298 del Libro 107, Tomo “A” de Estatutos de Sociedades Anónimas Nacionales. o) De la escritura de aumento de capital, del 26 de septiembre de 1990, pasada al folio 5635 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio, bajo el número 3325 del Libro 109, Tomo “A” de Sociedades Anónimas. p) De la escritura de aumento de capital y reforma del estatuto social, otorgada bajo el número 1622 del 2 de septiembre de 1991, pasada al folio 6128 del registro y escribano precedentemente citados, la que se inscribió en el Registro Público de Comercio el 13 de julio de 1992, bajo el número 6179 del Libro 111, Tomo “A” de Sociedades Anónimas. q) De la escritura de reforma del estatuto social, otorgada bajo el número 2009 del 10 de septiembre de 1992, pasada al folio 9089 del registro y escribano precedentemente citados, la que se inscribió en el Registro Público de Comercio el 12 de noviembre de 1992, bajo el número 10930 de Libro 112, Tomo “A” de Sociedades Anónimas. r) De la escritura de aumento de capital, del 14 de septiembre de 1993, pasada al folio 10714 del registro y escribano precedentemente citados, inscripta en el Registro Público de Comercio el 9 de noviembre de 1993, bajo el número 11074 del Libro 114, Tomo “A” de Sociedades Anónimas. s) De la escritura de aumento de capital, del 6 de octubre de 1995, pasada al folio 9721 del registro y escribano precedentemente citados, la que se inscribió en el Registro Público de Comercio el 1º de febrero de 1996, bajo el número 925 del Libro 118, Tomo “A” de Sociedades Anónimas. t) De la escritura de aumento de capital del 21 de octubre de 1996, pasada al folio 16995 del registro y escribano precedentemente citado, inscripta en el Registro Público de Comercio el 13 de diciembre de 1996, bajo el número 12672 del Libro 120, Tomo “A” de Sociedades Anónimas. u) De la Asamblea General Ordinaria y Extraordinaria del 6 de octubre de 1997, por cual entre otros asuntos, aprueba la fusión con el Banco de Crédito Argentino S.A., el cambio de denominación por el de “Banco Francés S.A”, aumenta el capital social, reforma parcialmente el estatuto social, fija el número de directores y se elige a los mismos, y demás elementos que en la misma ser relacionan; según surge del acta labrada en tal oportunidad, obrante en el respectivo Libro Copiador de Actas número 1 de Asambleas de la sociedad, inscripta en la Inspección General de Justicia el 5 de marzo de 1998, bajo el número 2440 del Libro 123, Tomo “A” de Sociedades Anónimas; complementando la misma las reuniónes de accionistas del 19 de diciembre de 1997 y del 23 de octubre de 1997, por las cuales, entre otros asuntos, se resolvió el aumento del capital social hasta $ 25.000.000, y la suscripción de acciones, según resulta de las actas labradas en tal oportunidad, obrantes en el Libro Copiador de Actas número 11 de la sociedad, inscriptas en la Inspección General de Justicia el 17 de marzo de 1998, bajo el número 2859 del Libro 123, Tomo “A” de Sociedades Anónimas. v) De la escritura de cambio de denominación por la actual de “BBVA BANCO FRANCÉS S.A.”, y reforma del estatuto social, otorgada bajo el número 828 del 15 de junio de 2000, pasada al folio 4335 del Registro 15 de esta ciudad, por ante su titular escribano Manuel Alonso, inscripta en la Inspección General de Justicia el 4 de octubre de 2000, bajo el número 14819 del Libro 12 de Sociedades por Acciones. LA PERSONERÍA de Antonio Martínez Jorquera Lloveras y la existencia legal de la sociedad, surgen de los instrumentos que a continuación se relacionan: a) De la escritura de cambio de denominación por la actual, reforma parcial del estatuto social y demás documentos que en la misma se relacionan, consignada en el inciso v) precedente, que en su testimonio tengo a la vista y en fotocopia autenticada agrego a la presente. b) De la Asamblea General Ordinaria y Extraordinaria de Accionistas del 27 de abril de 2000, por la cual entre otros asuntos, se designa al compareciente como director titular de la sociedad, según resulta del acta labrada en tal oportunidad obrante de fojas 607 a 618 del Libro Copiador de Actas de Asambleas número 1 de la sociedad, rubricado por el Registro Público de Comercio el 4 de julio de 1977, bajo el número B-14833, y su transferencia por ante la Inspección General de Justicia del 30 de junio de 1998, bajo el número 53295-98, que para este acto tengo a la vista y en fotocopia autenticada agrego a la presente. c) De la reunión del Directorio del 27 de Abril de 2000, por la cual distribuyen los cargos en el mismo; según resulta del acta labrada en tal oportunidad, obrante en el respectivo Libro de Actas de Directorio número 12 de la sociedad, que para este acto tengo a la vista y en fotocopia autenticada agrego a la presente; manifestando el compareciente que la referida distribución de cargos se encuentra vigente y que concurre a este acto en ejercicio de la representación legal de la sociedad por ausencia del Presidente Doctor Gervasio Collar Zabaleta. LA PERSONERÍA de Evelina Leoni Sarrailh surge del Poder General conferido a su favor por escritura número 1804 del 15 de noviembre de 1999, pasada al folio 8133 del registro número 15 de esta ciudad, por ante su titular escribano Manuel Alonso, que he tenido a la vista y en fotocopia autenticada he agregado al folio 1113, protocolo del año 2001 de este registro. LEIDA que les fue, se ratifican y firman, como acostumbran hacerlo, por ante mí, doy fe.-